UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2017

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 16, 2017, Liberty Media Corporation (the “Company”) issued a press release announcing the launch of an underwritten public offering (the “Offering”) by the Company and certain selling stockholders (the “Selling Stockholders”) of shares of the Company’s Series C Liberty Formula One common stock, par value $0.01 per share (“FWONK”). A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events.

In connection with the Offering, the Company is filing certain exhibits relating to the Company’s Registration Statement on Form S-3 (Registration No. 333-215858), on which the shares of FWONK being offered and sold as part of the Offering are registered, and the related prospectus and prospectus supplement, a preliminary form of which the Company anticipates filing on May 16, 2017, pursuant to which the shares of FWONK  are being offered and sold as part of the Offering.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Name

5.1*	Opinion of Baker Botts L.L.P.
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
99.1*	Press Release dated May 16, 2017

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2017

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Name

5.1*	Opinion of Baker Botts L.L.P.
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
99.1*	Press Release dated May 16, 2017

* filed herewith